UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 21, 2016 (September 19, 2016)

CHANGE HEALTHCARE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34435	20-5799664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of Principal Executive Offices)	(Zip Code)

(615) 932-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment No. 5 to Senior Credit Facilities

On September 19, 2016, Change Healthcare Holdings, Inc. (“Change Healthcare”) entered into Amendment No. 5 (“Amendment No. 5”) to the Credit Agreement, dated as of November 2, 2011, as amended on April 24, 2012, April 25, 2013, December 12, 2014 and August 12, 2015 (the “Credit Agreement”), among Change Healthcare, the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent, and each lender party, guarantor and agent thereto, to extend the maturity date in respect of $96.6 million of Change Healthcare’s existing $125.0 million revolving credit facility from November 2, 2016 to August 3, 2018 on the same terms as the existing revolving credit facility.

The foregoing description of Amendment No. 5 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 5, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment No. 5 to the Credit Agreement, dated as of September 19, 2016, among Change Healthcare Holdings, Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE HOLDINGS, INC.

Date: September 21, 2016	By:	/s/ Gregory T. Stevens
	Name:	Gregory T. Stevens
	Title:	Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment No. 5 to the Credit Agreement, dated as of September 19, 2016, among Change Healthcare Holdings, Inc., the other borrowers party thereto, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer and collateral agent thereunder, and the lenders, guarantors and agents party thereto.